UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020 (May 11, 2020)

THE CHEFS’ WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road

Ridgefield, Connecticut 06877

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CHEF	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	CHEF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On May 11, 2020, The Chefs’ Warehouse, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, as representative of the underwriters named therein (the “Underwriters”), in connection with its previously announced offering (the “Offering”) of shares of its common stock (“Common Stock”). The Company sold a total of 5,769,231 shares, at a price of $13.00 per share to the Underwriters, to be reoffered by the Underwriters at variable prices. The Offering was completed on May 14, 2020, and total proceeds from the Offering received by the Company are approximately $75 million, before deducting offering expenses payable by the Company. In addition, the Company has granted the Underwriters an option, exercisable for up to 30 days, to purchase up to an additional 865,384 of shares of common stock.

In addition to adding liquidity to the balance sheet, the Company intends to use the proceeds from the Offering for general corporate purposes, which may include, among other things, working capital, repayment of outstanding debt and opportunistic investment in sales and distribution infrastructure.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3ASR (Registration Statement No. 333-237646), filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 10, 2020. The Offering was described in the Company’s prospectus dated April 10, 2020, as supplemented by a preliminary prospectus supplement and a final prospectus supplement, each dated May 11, 2020 and filed with the SEC.

The Underwriting Agreement contains customary representations, covenants, indemnification and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make because of any of those liabilities. In addition, subject to certain exceptions, the Company and its executive officers and directors have agreed not to offer, sell, transfer or otherwise dispose of any shares of Common Stock during the 60-day period following the date of the final prospectus supplement.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Shearman & Sterling LLP, counsel to the Company, has issued a legality opinion relating to the validity of the shares offered pursuant to the Underwriting Agreement. A copy of such legality opinion, including the consent included therein, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, on May 14, 2020, the Company issued a press release announcing the closing of the Offering, a copy of which is attached as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 11, 2020, between the Company and Jefferies LLC
5.1	Opinion of Shearman & Sterling LLP.
23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1 hereto).
99.1	Press Release of The Chefs’ Warehouse, Inc., dated May 14, 2020.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel, Corporate Secretary and Chief Government Relations Officer

Date:   May 14, 2020